UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2015

NORTHERN MINERALS & EXPLORATION LTD.
(Exact name of registrant as specified in its charter)

Nevada	333-146934	98-0557171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Avenue M, Cisco, TX	76437
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (254) 442-2627

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 20, 2015, Northern Minerals & Exploration Ltd. (the "Company" or “Northern”) entered into a Multi-Well Purchase and Sale Agreement with EF VC2, LLC (“EF”) to sell a 37.5% working interest (“WI”) in three oil and gas wells located in Coleman County, Texas. The total consideration for the 37.5% WI is $180,000. The funds are to be advanced to the Company as payment towards the turnkey cost of re-working and/or re-completing the three wells, and other costs associated with bringing these three wells back into production.

Under the terms of the agreement between the Company and EF, they will receive a 50.0% of the WI revenue from these three wells until they recapture their investment of $180,000 (defined as “Payout”). After Payout they will revert to a 37.5% of the WI revenue for the remaining life of the production from the three wells

The wells and lease are fully equipped with production facilities in place including flow lines, a tank battery, separator and gas meter connections.

The foregoing description is a summary only and qualified by and subject to the actual terms and conditions of the Multi-Well Purchase and Sale Agreement between the Company and EF, attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.02	Departure of directors or certain officers; election of directors; appointment of certain officers, compensatory arrangement of certain officers.

Effective March 16, 2015 Northern appointed Ivan Webb as Vice President and as a director of the Company.

Ivan Webb, age 64, is a seasoned and successful entrepreneur, with over 35 years of experience in the oil and gas industry internationally and in the United States. He is experienced with acquiring oil and gas concessions and leases, drilling of new wells and reworking/ re-completing existing wells, production management, working with service companies and regulatory compliance. Internationally, he has successfully leased more than 18,000,000 acres. Domestically he has been involved with the acquisition and or management of more than 250 wells in Kansas, Texas, Oklahoma and Texas.

Mr. Webb has also over 30 years of experience in managing or assisting public companies in both the US and Canada with regulatory compliance. His public company experience includes assisting companies with initial public offerings, reverse mergers, obtaining listings, and assisting with ongoing regulatory compliance.

Mr. Webb is also a controlling shareholder of the Company. He currently owns 2,900,000 common shares of the Company.

Northern believes that Mr. Webb’s professional background, management and corporate governance experience give him the qualifications and skills necessary to serve as Vice President and as a director of our Company.

There has been no transaction since the beginning of our Company’s last two completed fiscal years, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets, and in which any related person had or will have a direct or indirect material interest.

Item 8.01	Other Items

On April 9, 2015, we published a news release announcing the Terms of the Multi-Well Purchase and Sale Agreement with EF VC2, LLC as well as the appointment of Mr. Webb as an Officer and Director. That Press Release is included in this report as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits

10.1	Terms of the Multi-Well Purchase and Sale Agreement

10.2	Press Release date April 9, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN MINERALS & EXPLORATION LTD.

/s/ Howard Siegel
Howard Siegel
Director, President, Principal Executive Officer and Principal Financial Officer

Date: April 9, 2015

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